UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2006

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 31, 2006, Mr. Robert L. Cooney and Mr. Shaiy Pilpel, each directors of Equity One, Inc. (the “Company”), advised the Company that they did not intend to stand for re-election and will retire from the board of directors of the Company (the “Board”) effective immediately prior to the Company’s 2006 annual meeting of stockholders currently scheduled to be held on May 11, 2006. Mr. Cooney will relinquish his positions as Lead Director, Chairman of the Compensation Committee and member of the Audit Committee and Nominating and Corporate Governance Committee effective upon the date of his retirement from the Board. Mr. Pilpel will relinquish his membership on the Compensation and Nominating and Corporate Governance Committees effective upon the date of his retirement from the Board.

To the knowledge of the Company, Messrs. Cooney and Pilpel did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: April 5, 2006	By:	/s/ Howard M. Sipzner

Executive Vice President and Chief Financial Officer